UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 24, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors

On July 24, 2007, the board of directors (“Board of Directors”) of Remington Arms Company, Inc. (“Remington”), by unanimous written consent, approved the adoption of the resolutions below, taking or authorizing the actions specified therein.

Approval of Increase in the Number of Directors and Approval of New Directors

The Board of Directors increased the number of directors on the Board of Directors from nine to eleven and filled the vacancies on the Board of Directors created by such increase in the number of directors with the appointment of General (ret.) Michael W. Hagee and General (ret.) George A. Joulwan to the Board of Directors.

General Michael W. Hagee retired on January 1, 2007, after serving as the 33rd Commandant of the Marine Corps from January 2003 through November 2006. General Hagee graduated with distinction from the U.S. Naval Academy in 1968 with a Bachelor of Science in Engineering. He also holds a Master of Science in Electrical Engineering from the U.S. Naval Postgraduate School and a Master of Arts in National Security and Strategic Studies from the U.S. Naval War College. He is a graduate of the Command and Staff College.

General Hagee’s most recent command assignment was Commanding General, I Marine Expeditionary Force (2000-2002) and his most recent staff assignment was Director Strategic Plans and Policy, U.S. Pacific Command (1999-2000).

General George A. Joulwan, United States Army (Ret. 1997), has had a career of exemplary military service and outstanding foreign policy experience. His final military assignment was as Commander in Chief, United States European Command (CINCEUR) and as NATO’s 11th Supreme Allied Commander Europe (SACEUR). As CINCEUR, General Joulwan conducted over 20 successful operations in the Balkans, Africa and the Middle East. He established the first-ever strategic policy for U.S. military engagement in Africa, and orchestrated the State Partnership program linking American reserve forces from 23 states with the former non-NATO countries and newly independent democracies of Europe and the former Soviet Union.

In addition, he served two combat tours in Vietnam. He served in the Pentagon as the Executive Officer for the Chairman, Joint Chiefs of Staff. He was also Special Assistant to the President of the United States, and Special Assistant to the SACEUR, General Alexander Haig. He is a graduate of West Point and holds a master’s degree in political science from Loyola University in Chicago.

As outside directors, Hagee and Joulwan each will be eligible to receive an annual retainer of $25,000 for service as a director, a fee per meeting for each Board and committee meeting attended in person or via teleconference, each will be reimbursed for reasonable travel and lodging incurred to attend meetings and each will be eligible for other benefits that may be offered.

Designation of Audit Committee Member

Also on July 24, 2007, the Board of Directors appointed Mr. Walter McLallen to the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

July 30, 2007